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                                                                EXHIBIT 99 11(b)



                         Independent Auditors' Consent



To the Board of Directors and Shareholders of Lexington Global Technology Fund, Inc.:


We consent to the use of our report dated December 16, 1999 with respect to the Lexington Global Technology Fund, Inc. included in the Statement of Additional Information and to the reference to our firm under the heading "Counsel and Independent Auditors" in the Statement of Additional Information.


                                                                /s/ KPMG LLP

New York, New York
December 23, 1999